Exhibit 10.29

[TRANSLATION FOR WORKING
PURPOSES ONLY]

Addendum to the Loan
Agreement

Between

UniCredit Corporate Banking S.p.A.

As Lending Party

and

Kemet Corporation

As Beneficiary

relating to the

Kemet Loan Agreement

CERTIFIED PRIVATE AGREEMENT

BETWEEN:

(1)                                UNICREDIT CORPORATE BANKING S.P.A., with registered and administrative offices in Verona (Italy), at Via Garibaldi no. 1, fully paid-up share capital: Euro 6,604,173,696.00 (six billion six hundred and four million one hundred seventy-three thousand six hundred ninety-six/00), tax code, VAT number and number of registration in the Verona Companies Register: 03656170960, ABI code 3226.8, enrolled in the Register of Banks and a member of the UniCredit Bank Group, which is enrolled in the Register of Bank Groups under no. 3135 (hereinafter also referred to as “UniCredit”, “Lending Party”, or “Agent Bank”), represented by Mr. Daniele Di Anselmo, born in Terni on 11th June 1964, and Mr. Claudio Chiosi, born in Bologna, on March 15, 1966, Italian citizens, in their respective capacity as Manager in charge of the Bologna Joint Management and Quadro Direttivo, authorized to act for the purposes of this agreement by virtue of the powers granted to him through a power of attorney granted by Mr. Mario Fertonani, born in Mantua on 3rd September 1933 and domiciled for the purposes of his office in the place specified above, in his capacity as Chairman of the Board of Directors of the aforesaid Bank, authenticated and sealed by Notary Public Marco Cicogna of Verona on 2nd January 2003 (directory no. 87071/6486), registered in the Italian Inland Revenue Office of Verona 1, on 7th January 2003 under no. 37, a certified copy of which is attached as annex “A” to my previous notarial deed dated 6th June 2003 — directory no. 95083/21990 -, registered in Bologna 3 on 19th June 2003 under no. 2894/1T;

AND

(2)                                KEMET CORPORATION, with registered office in Simpsonville, 2835 Kemet Way, South Carolina, USA, Federal Tax Identification no. 57-0923789 (hereinafter referred to as “Beneficiary” or “Kemet”), represented by Mr. Marco Uberti, born in Bologna, on June 8, 1953, domiciled for the purposes of his office at the company’s registered office, authorised to act for the purposes of this agreement by virtue of the powers granted to him through the special power of attorney certified on April 3, 2009, together with the translation into Italian language of the part of the text drafted in English language whose original is attached hereto as annex “A”,

                                              (UniCredit and Kemet are hereinafter collectively referred to also as “Parties”).

WHEREAS

(A)                            On 29th September 2008, the Beneficiary and UniCredit executed a loan agreement by certified private agreement, with the parties’ signatures being authenticated by Notary Public Carlo Vico (directory no. 110199/29958), registered in Bologna on 7th October 2008 under No. 11054, Series 1T (hereinafter referred to as the “Loan Agreement”) for a maximum aggregate amount equal to Euro 60,000,000.00 (sixty million/00) (hereinafter referred to as the “Loan”);

(B)                              On 21st October 2008, as a guarantee of the proper and timely fulfilment of the Beneficiary’s obligations arising from the Loan Agreement, UniCredit, the companies controlled by the Beneficiary, namely Kemet Electronics Corporation, Arcotronics Italia S.p.A., Arcotronics Industries S.r.l., Arcotronics Hightech S.r.l., Arcotronics Technologies S.r.l. (hereinafter collectively referred to as the “Assignors”), and the Beneficiary entered into a deed of credit assignment by way of security, with the parties’ signatures being authenticated by Notary Public Carlo Vico (directory no. 110453/30091), registered in Bologna on 23rd October 2008 under no. 11789 Series 1T (hereinafter referred to as the “Deed of Credit Assignment”);

(C)                              Pursuant to the Deed of Credit Assignment, the Assignors undertook to assign all the existing and future European credits, if actually assignable, and the Beneficiary undertook to cause such credits to be assigned (hereinafter referred to as the “Credit Assignment” and the “Credits”, respectively), claimed by the Assignors vis-à-vis their European debtors (hereinafter referred to as the “Debtors”) and, to the extent that such credits were not assignable, to channel said Credits, including future credits, to ad hoc bank accounts opened at UniCredit (hereinafter referred to as the “Channelling”);

(D)                             The Parties (with Kemet acting both on its own account and on behalf of the Assignors) have agreed to take the following actions, by mutual consent, pursuant to articles 4 and 2.5 of the Deed of Credit Assignment, as soon as practicable from the date of execution of this deed and, in any case, by, and no later than, 9th April 2009: (i) serving notice of the Credit Assignment, with reference to the assignable Credits specifically identified pursuant to art. 7.1(H) of the Deed of Credit Assignment, or (ii) requesting the relevant Debtors to channel the flows relating to the non-assignable Credits to the bank accounts identified as per the notice of assignment/channelling, to be drafted in accordance with a text separately agreed upon by the Parties, and issuing new invoices relating to the Credits, specifying the aforesaid Credit Assignment/Channelling.

Now, therefore, the Parties hereby agree as follows:

1.                                    Interpretation

1.1                               For the purposes of this agreement, all capitalised terms that are not otherwise defined in other sections of this agreement shall have the meanings ascribed to them in the Loan Agreement.

1.2                               The recitals and the annexes form an integral and substantial part of this agreement, shall be deemed as valid and effective covenants, and shall therefore be fully binding upon the Parties, their successors and/or assignees.

1.3                               The indexes of articles and the headings of annexes to this Agreement have been included for convenience only, and shall not be taken into consideration for the purpose of interpreting the relevant articles and annexes.

2.                                    Additions to the Loan Agreement

2.1                               The Parties hereby agree that, effective from the date hereof, and without either novating any of the obligations arising from the Loan Agreement or amending the terms and conditions of the Loan Agreement, unless expressly supplemented pursuant to this agreement, the Loan Agreement shall be supplemented as follows:

(A)                              At the end of paragraph (A)(5), point 1 (“Documents and corporate compliance and other delivery obligations”), of Annex 14 (“Obligations”) to the Loan Agreement, the following paragraph “(A)(6)” shall be added:

“(i) by 9th April 2009, evidence, reasonably satisfactory to the Agent Bank:

(a) that notices of the Credit Assignment have been served upon the European Debtors, with reference to the Credits actually assignable; or

(b) that notice of the Channelling of the flows relating to the non-assignable Credits has  been given,

pursuant to the Credit Assignment referred to under clause 15.4 of the Loan Agreement.

To this end, the Agent Bank hereby declares that either (i) the receipt of the posting of the notice of Credit Assignment/Channelling or (ii) the delivery by Kemet (acting both on its own account and on behalf of the other Assignors) of the notice of Credit Assignment/Channelling, duly signed by either Kemet or the relevant Assignors, shall be evidence of the service of notice of the Credit Assignment or of the Channelling, as the case may be;

(ii) on a monthly basis, starting from 9th April 2009:

(a) copies of the invoices issued by the Assignors to the Assigned Debtors attesting the relevant indication of the credit assignment/channelling to the applicable bank accounts with reference to the credits referred to under paragraph (i) (a) and (b) above as well as under the following paragraph (b); and

(b) evidence that notices of the Credit Assignment have been served upon the European Debtors, with reference to future credits arising from any new agreement, to the extent that such credits are actually assignable, or that notice of the channelling of the flows relating to the non-assignable future Credits arising from any new agreement has been given, pursuant to the Credit Assignment referred to under clause 15.4 of the Loan Agreement”.

3.                                    Effectiveness

3.1                               To the extent required, the Parties hereby acknowledge that failure to fulfil the obligations provided for by Art. 2.1(A) above as well as of the commitment undertaken under recital (D) above shall amount to a Significant Event pursuant to the Loan Agreement.

3.2                               This addendum shall be considered a Financial Document pursuant to the Loan Agreement.

4.                                    Miscellaneous

4.1                               With regard to any matters which are not expressly regulated in this agreement, the Parties hereby expressly declare that the provisions of the Loan Agreement shall apply mutatis mutandis.

4.2                               Except for that which is expressly provided for hereunder, no other and further amendments and/or additions to the Loan Agreement and/or to the Financial Documents have been agreed upon by the Parties.

4.3                               This addendum, as per the express will of the Parties, shall not produce and shall not be construed and/or applied so as to produce any novative effects on the Loan Agreement and/or on the Financial Documents.

4.4                               The Representations and Warranties contained in art. 13 (REPRESENTATIONS AND WARRANTIES) of the Loan Agreement shall be deemed repeated by the Beneficiary (with reference to the facts and circumstances contained therein) on the date of execution of this agreement.

4.5                               This addendum shall be subject to registration, without the relevant registration tax being applied, as the Loan Agreement is subject to the substitute tax, pursuant to articles 15 et seq. of Presidential Decree no. 601 of 29th September 1973.

4.6                               The Beneficiary hereby represents that it shall bear all costs and expenses, including notarial expenses relating to, or otherwise connected with, the execution of this addendum.

4.7                               The Parties hereby agree that each party shall bear any attorney’s fees relating to the services provided by its own legal advisors in relation to the preparation, negotiation, and execution of this addendum, it being also understood that the execution of this addendum shall not result in the Beneficiary being required to pay the Waiver Fee provided for by the Loan Agreement

Bologna, 3rd April 2009

The Lending Party:	The Beneficiary:

UniCredit Corporate Banking S.p.A.	KEMET Corporation

/s/ DANIELE DI ANSELMO	/s/ MARCO UBERTI

/s/ CLAUDIO CHIOSI

SIGNATURES’ CERTIFICATION

Directory N. 111725	File N. 30817

In Bologna, Via Santo Stefano n. 42.

The undersigned Carlo Vico, Public Notary domiciled in Bologna, admitted to the Notarial Bar of Bologna, hereby certifies that at 10:25 a.m. the following persons have executed the above agreement and the intercalary sheets in the margin before the undersigned, such agreement shall be kept by the undersigned:

•                  DANIELE DI ANSELMO, born in Terni (TR), on 11 June 1964;

•                  CHIOSI CLAUDIO, born in Bologna, on 15 March 1966,

Both domiciled for their office in Verona (VR), Via Garibaldi n. 1, in their capacity as Manager, the first, and Quadro Direttivo, the second, of “UNICREDIT CORPORATE BANKING S.P.A.” with registered office in Verona (VR), Via Garibaldi n. 1, and therefore authorised to execute this agreement;

•                  MARCO UBERTI, born in Bologna, on 8 June 1953,domicilied for his office in Simpsonville, 2835, Kemet Way, South Carolina, United States of America, in his capacity as attorney of “KEMET CORPORATION”, with registered office in Simpsonville, 2835, Kemet Way, South Carolina, United States of America, and therefore authorised to execute this agreement.

The undersigned Notary hereby declares to have previously ascertained their personal identity and capacity.

Bologna, 31 (thirty-first) March 2009 (two thousand and nine).

/s/ CARLO VICO